Exhibit 32.1

Lions Petroleum Inc.

CERTIFICATION OF PERIODIC REPORT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
18 U.S.C. Section 1350

The undersigned executive officer of Lions Petroleum Inc. certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	the annual report on Form 10-KSB of the Company for the year ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 19, 2008	/s/ Gordon L. Wiltse Gordon L. Wiltse Chief Executive Officer Principal Financial Officer